As filed with the Securities and Exchange Commission on February 26, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2346314
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Benefitfocus Way,

Charleston, South Carolina 29492

(843) 849-7476

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paris Cavic, Esq.

Vice President and General Counsel

100 Benefitfocus Way

Charleston, South Carolina 29492

(843) 849-7476

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds, Esq.

S. Halle Vakani, Esq.

Lorna A. Knick, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	6,560,472	$57.945	$380,146,550.04	$46,073.76

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the “Securities Act”, this Registration Statement also covers an indeterminate number of shares of the Registrant’s common stock that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar adjustment.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the Nasdaq Global Market on February 21, 2019.

Prospectus

Common stock

The selling stockholders identified herein may offer and sell shares of our common stock from time to time in one or more offerings or other transactions in amounts, at prices and on terms that will be determined at the time of such offerings or other transactions. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

This prospectus provides you with a general description of the common stock the selling stockholders may offer. To the extent required, a prospectus supplement containing specific information about the terms of the common stock being offered and any applicable offering, including the compensation of any underwriter, agent or dealer and information about the selling stockholders, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. The last reported sale price of our common stock on February 25, 2019 was $58.27 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our common stock.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our common stock.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our common stock or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the “SEC”, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus may, as applicable, from time to time, sell our common stock in one or more offerings or other transactions. Each time that the selling stockholders sell shares of common stock under this Registration Statement, to the extent required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling stockholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of common stock, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information”.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

We have filed or incorporated by reference exhibits to the Registration Statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context otherwise requires, we use the terms “Benefitfocus”, “the Company”, “our Company”, “we”, “us” and “our” in this prospectus to refer to the consolidated operations of Benefitfocus, Inc. and its consolidated subsidiaries as a whole.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, as well as the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. To the extent required by law, a prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price at which you purchase it.

The stock market historically has experienced extreme price and volume fluctuations. As a result of this volatility, you might not be able to sell your common stock at or above the price at which you purchase it. From our IPO in September 2013 through December 31, 2018, the per share trading price of our common stock has been as high as $77.00 and as low as $19.58. It might continue to fluctuate significantly in response to various factors, some of which are beyond our control. These factors include:

•	our operating performance and the operating performance of similar companies;

•	the overall performance of the equity markets;

•	changes in laws or regulations relating to the sale of health insurance;

•	announcements by us or our competitors of acquisitions, business plans, or commercial relationships;

•	any major change in our management;

•	threatened or actual litigation;

•	publication of research reports or news stories about us, our competitors, or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	large volumes of sales of our shares of common stock by existing stockholders; and

•	general political and economic conditions.

In addition, the stock market in general, and the market for Internet-related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These fluctuations might be even more pronounced in the relatively new trading market for our stock. Additionally, securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future, and the success of an investment in shares of our common stock will depend upon future appreciation in its value, if any. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders purchased their shares.

Provisions in our restated certificate of incorporation and amended and restated bylaws and Delaware law might discourage, delay, or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a merger, acquisition or other change in control that stockholders consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions might also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

•	limitations on the removal of directors;

•	advance notice requirements for stockholder proposals and nominations;

•	limitations on the ability of stockholders to call special meetings;

•	the inability of stockholders to act by written consent;

•	the inability of stockholders to cumulate votes at any election of directors;

•	the classification of our board of directors into three classes with only one class, representing approximately one-third of our directors, standing for election at each annual meeting; and

•	the ability of our board of directors to make, alter or repeal our bylaws.

Our Board of Directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval. In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors are willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our business is subject to changing regulations regarding corporate governance, disclosure controls, internal control over financial reporting, and other compliance areas that will increase both our costs and the risk of noncompliance.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, or the “Exchange Act”, the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, the Dodd-Frank Act, and the rules and regulations of our stock exchange. The requirements of these rules and regulations increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and may also place undue strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Commencing with our fiscal year ending December 31, 2014, we performed system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by

Section 404 of the Sarbanes-Oxley Act. We also are required to disclose changes made to our internal controls and procedures on a quarterly basis. Our ongoing compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts.

In addition, as of December 31, 2018, we no longer qualified as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”. Accordingly, our independent registered public accounting firm is required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act in our Annual Report on Form 10-K for the year ending December 31, 2018. We are also required to include additional information regarding executive compensation and include a nonbinding advisory vote on executive compensation in our 2019 proxy statement. These additional reporting requirements, among others, may increase our legal and financial compliance costs and cause management and other personnel to divert attention from operational and other business matters to devote substantial time to public company reporting requirements. In addition, if we are not able to comply with changing legal requirements in a timely manner, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC, or other regulatory authorities, which would require additional financial and management resources.

Failure to develop and maintain adequate financial controls could cause us to have material weaknesses, which could adversely affect our operations and financial position.

As previously reported, in the first quarter of 2014, we identified a material weakness in internal controls over the accounting for leasing transactions which resulted in the identification of a material error in the accounting for our headquarters lease executed in May 2005. We might in the future discover other material weaknesses that require remediation. In addition, an internal control system, no matter how well-designed, cannot provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we might not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC, or other regulatory authorities.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not be effective, however, in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock depends, to some extent, on the research and reports that securities or industry analysts publish about us and our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or change their opinion of our common stock, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our common stock contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include statements about, among other things:

•	our expectation of earnings, revenue or other financial items;

•	the plans, strategies and objectives of management for future operations;

•	risks associated with acquisitions;

•	factors that may affect our operating results;

•	our ability to establish and maintain intellectual property rights;

•	our ability to retain and hire necessary associates and appropriately staff our operations;

•	our future capital expenditures;

•	our future economic conditions or performance;

•	industry trends; and

•	other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.

Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “will”, “plan”, “project”, “seek”, “should”, “target”, “would” and similar expressions or variations intended to identify forward-looking statements.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and in the documents incorporated by reference into this prospectus, including our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus, which could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, the documents incorporated by reference into this prospectus and the documents that we have filed as exhibits to the Registration Statement, of which this prospectus is a part, and any related prospectus supplement or any free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Unless otherwise indicated, information incorporated by reference in this prospectus (including any prospectus supplements and the information incorporated or deemed to be incorporated by reference in this prospectus) concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products. Some of the market data contained in this prospectus (including the information incorporated or deemed to be incorporated by reference in this prospectus) is based on independent industry publications and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe and act as if such third-party data contained herein, and the underlying economic assumptions relied upon therein, are generally reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

THE COMPANY

Benefitfocus provides a leading cloud-based benefits management platform for consumers, employers, insurance carriers, suppliers and brokers. The Benefitfocus Platform simplifies how organizations and individuals transact benefits. Our employer, carrier and supplier customers rely on our platform to manage, scale and exchange benefits data seamlessly. Our solutions drive value for all participants in our benefits ecosystem.

The Benefitfocus multi-tenant platform has a user-friendly interface designed for consumers to access all of their benefits in one place. Our comprehensive solutions support medical benefit plans and non-medical benefits, such as, dental, life, disability insurance, income protection, digital health and financial wellness. As the number of employer benefits plans has increased, with each plan subject to many different business rules and requirements, demand for the Benefitfocus Platform is growing.

Brokers use our platform to manage employer portfolios. This includes delivering strategic insights that improve their employer clients’ benefit experience and demonstrating greater value through access to a larger set of relevant products for employers, which should bring higher broker commissions and profits.

Employers use our solutions to streamline benefits processes and control costs, keep up with challenging and ever-changing regulatory requirements, and offer a greater variety of benefit options to attract, retain and motivate employees. The Benefitfocus Platform enables our employer customers to simplify the management of complex benefits processes, from sales and enrollment to implementation and ongoing administration. It provides their employees with an engaging, highly intuitive and personalized user interface for selecting and managing all of their benefits via a desktop or mobile device.

Insurance carriers and suppliers use our solutions to more effectively market offerings to consumers, simplify billing and improve the enrollment process. We also provide a network of approximately 2,200 benefit provider data exchange connections, which facilitates the otherwise highly fragmented interaction among employees, employers, brokers and carriers.

Since our initial public offering, we have described our target market as comprising two separate but related market segments – the employer segment and the insurance carrier segment. Within the employer segment, we sell our technology solutions on an annually recurring or multi-year subscription basis to large employers, which we define as those with more than 1,000 employees. Similarly, in our other market segment, we sell our solutions on a subscription basis to insurance carriers, enabling us to expand our overall footprint in the benefits marketplace by aggregating many key constituents, including consumers, employers and brokers. We believe our presence in both the employer and insurance carrier segments gives us a strong position at the center of the benefits ecosystem. As of December 31, 2018, we served 1,024 large employer customers, an increase from 141 in 2010, and 57 carrier customers, an increase from 29 in 2010.

In 2018, we expanded our economic model to include a transaction-oriented, marketplace solution, known as BenefitsPlace, that aligns employers, brokers, carriers and suppliers around the needs of consumers on our platform from our employer, carrier and broker connections. In this model, our BenefitsPlace partners sell their voluntary benefit offerings through a holistic, multidimensional marketplace. This marketplace is designed to increase the economic value of the consumer lives on our platform by aligning platform products to consumer needs. In exchange for Benefitfocus delivering consumer access, data-driven analysis and operational efficiencies, BenefitsPlace partners pay us a percentage of the transaction value that is transacted on our platform. BenefitsPlace carrier agreements have terms of two to four years and are typically cancellable upon breach of contract or insolvency. BenefitsPlace supplier contracts have terms of one year or less and are generally cancellable upon breach of contract, failure to cure, bankruptcy and termination for convenience.

Our hybrid software-as-a-service, or SaaS, and repeatable transaction-based model provides us significant visibility into our future operating results, which enhances our ability to manage our business.

Corporate Information and Structure

We were incorporated in June 2000 as Benefitfocus.com, Inc., a South Carolina corporation. In September 2013, we reincorporated in Delaware as Benefitfocus, Inc. We have two wholly owned subsidiaries, Benefitfocus.com, Inc. and BenefitStore, Inc. Our principal executive offices are located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and our phone number is (843) 849-7476. Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. Our website address is www.benefitfocus.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

All proceeds from the sales of common stock offered for resale will go to the selling stockholders and we will not receive any proceeds from the resale of those shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth certain information as of December 31, 2018 regarding the beneficial ownership of our common stock by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

For purposes of the table below, applicable percentage ownership prior to and after the completion of the offering is based on 32,017,773 shares of our common stock outstanding as of December 31, 2018, and assumes the sale of all the shares to be offered by the selling stockholders and no other purchases or sales of our common stock.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. Based on information provided to us, while one of the selling stockholders is an affiliate of a broker-dealer, it did not purchase shares of our common stock outside the ordinary course of business or at the time of its acquisition of shares of our common stock, have any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares. Except as indicated in footnotes to this table, we believe that the selling stockholders named in this table has sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by it, based on information provided to us by such stockholder.

Name of Selling Stockholder	Shares Beneficially Owned before the Offering			Number of Shares Offered	Shares Beneficially Owned after the Offering (1)
	Shares		Percentage		Shares	Percentage
The Goldman Sachs Group, Inc.	3,791,835	(2)	11.8%	3,742,946	48,889	0.2%
Mercer LLC	2,817,526	(3)	8.8%	2,817,526	0	0.0%

(1)

The selling stockholders may offer and sell all or a part of the common stock pursuant this prospectus, but no estimates can be made as to the number of shares of common stock that will be held by the selling stockholders after the completion of any offering.

(2)

Consists of (i) 480,442 shares of common stock held directly by GS Capital Partners VI Parallel, L.P., (ii) 1,453,237 shares of common stock held directly by GS Capital Partners VI Offshore Fund, L.P., (iii) 1,747,172 shares of common stock held directly by GS Capital Partners VI Fund, L.P., (iv) 62,095 shares of common stock held directly by GS Capital Partners VI GmbH & Co. KG, and (v) 48,889 shares deemed to be beneficially owned by The Goldman Sachs Group, Inc. The 3,742,946 shares owned by the Goldman Funds are being registered pursuant to this prospectus. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC may be deemed to beneficially own the 3,742,946 shares owned by the Goldman Funds. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC also may be deemed to beneficially own an additional 48,889 and 31,789 shares of our common stock, respectively, which are not beneficially owned by the Goldman Funds and are not being registered pursuant to this prospectus Affiliates of Goldman Sachs & Co. LLC and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of each of the Goldman Funds. Goldman Sachs & Co. LLC is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman Sachs & Co. LLC is the investment manager of the Goldman Funds. Joseph P. DiSabato, who has served as a member of our board of directors since 2007, is also a managing director of Goldman Sachs & Co. LLC. The Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC and Mr. DiSabato each disclaim beneficial ownership of the shares of common stock owned directly or indirectly by the Goldman Funds, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Funds and Mr. DiSabato is 200 West Street, New York, New York 10282.

(3)

Consists of 2,817,526 shares of common stock held indirectly by Marsh & McLennan Companies, Inc. (“MMC”). MMC directly owns all of the outstanding shares of capital stock of Mercer Consulting Group, Inc. (“Mercer Consulting”). Mercer Consulting, in turn, directly owns all of the outstanding equity interests of Mercer LLC (“Mercer”), and Mercer directly owns the shares of our Company. Each of MMC, Mercer Consulting and Mercer may therefore be deemed to have shared voting and dispositive power over such shares. The address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

PLAN OF DISTRIBUTION

The selling stockholders may sell common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that the selling stockholders sell shares of common stock covered by this prospectus, to the extent required by law, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such common stock, including: (i) the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them; (ii) the public offering price of the common stock and the proceeds to the selling stockholders; (iii) any options under which underwriters may purchase additional shares of common stock; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock, and any commissions paid to them, will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the shares of common stock, the selling stockholders, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. The selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to any payments they are required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the common stock covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders may also sell common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our restated certificate of incorporation, or our “restated certificate”, and our amended and restated bylaws, or our “restated bylaws”, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and to the provisions of applicable Delaware law.

Common Stock

As of February 25, 2019, there were 32,040,894 shares of our common stock outstanding and held by approximately 48 stockholders of record. Holders of our common stock are entitled to the following rights.

•

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. All dividends are non-cumulative.

•

Voting Rights. The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our restated certificate and restated bylaws do not provide for cumulative voting rights.

•

No Preemptive or Similar Rights. The holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

•

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

•

Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are, and the shares of our common stock that may be issued pursuant to an offering under this registration statement will be, fully paid and non-assessable.

•

Potential Adverse Effect of Future Preferred Stock. The rights, preferences and privileges of the holders of common stock are subject to, and might be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding unless approved by the affirmative vote of the holders of a majority of our capital stock entitled to vote, or such other vote as may be required by the certificate of designation establishing the series. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of management and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. As of February 25, 2019, no shares of our preferred stock were outstanding.

Stock Awards Available For Issuance

As of February 25, 2019, we had options and restricted stock units outstanding with respect to 2,401,787 shares of common stock, including restricted stock units with time-based vesting criteria and performance-based vesting criteria.

As of February 25, 2019, total stock awards, including restricted stock units and performance restricted stock units, to exchange or purchase a total of 1,714,388 shares of common stock remain available for future issuance under our stock plans.

Registration Rights

As of December 31, 2018, stockholders holding approximately 11,982,065 shares of our common stock had the right, subject to various conditions and limitations, to include their shares in registration statements relating to our securities. In connection with our IPO, we entered into a Second Amended and Restated Investors’ Rights Agreement, or the “Investor Rights Agreement”, with the Key Holders (as defined therein). On February 24, 2015, in connection with an equity investment by Mercer in our Company, as more fully described below, we amended the Investor Rights Agreement to, among other things, add Mercer as a Key Holder under the Investor Rights Agreement only. Pursuant to the Investor Rights Agreement, as amended, the Key Holders have the right, subject to various conditions and limitations, to include their shares in registration statements relating to our securities. The holders of at least 66 2/3% of the then outstanding shares subject to these registration rights have the right to demand that we register such shares under the Securities Act with respect to shares having an aggregate offering price of at least $5,000,000, and subject to other limitations. In addition, these holders are entitled to piggyback registration rights with respect to the registration under the Securities Act of shares of common stock. In the event that we propose to register any shares of common stock under the Securities Act, either for our account or for the account of other security holders, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and to include shares in any such registration, subject to limitations. Further, at any time after we are eligible to file a registration statement on Form S-3, the holders of at least 5% of the shares subject to these registration rights may require us to file registration statements under the Securities Act on Form S-3 with respect to shares of common stock having an aggregate offering price, net of selling expenses, of at least $5,000,000. To the extent that we qualify as a well-known seasoned issuer at the time a requisite number of holders demand the registration of shares subject to these registration rights, we will file an automatic shelf registration statement covering the shares for which registration is demanded if so requested by the holders of such shares. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of common stock held by such security holders to be included in such registration. We are generally required to bear all of the expenses of such registrations, including reasonable fees of a single counsel acting on behalf of all selling holders, except underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale.

Right of First Offer

On February 24, 2015, we entered into a Securities Purchase Agreement with Mercer. In connection with the Securities Purchase Agreement, we granted Mercer a right of first offer with respect to certain new issuances of our equity securities, as have certain of our large stockholders with respect to sales of their shares of our common stock pursuant to a Right of First Offer Agreement. In general, we and the applicable stockholders are required to offer Mercer the right to purchase any shares of our common stock or other equity securities of our Company that we or such stockholders propose to issue or sell, at a price we or the stockholders, as applicable, specify, and if Mercer declines to purchase such shares or other securities at such price, we or the stockholders may issue or sell such securities to one or more third parties at a price no less than the price offered to Mercer within a specified time. These rights of first offer are subject to the limitation on acquisitions of additional shares of common stock by Mercer within a specified time under certain standstill restrictions, and are also subject to certain other exceptions, including only applying to 50% of shares or other securities proposed to be sold by any stockholder in a registered offering or certain other similar forms of sales. These rights of first offer will remain in effect until the earlier of (i) the expiration or termination of the commercial contract between us and Mercer and (ii) the first date on which Mercer and its affiliates own less than (a) 75% of the shares of our common stock acquired on February 24, 2015 or (b) 5% of our common stock outstanding, in each case in this clause (ii), for a period of at least 45 consecutive days.

Convertible Notes

In December 2018, we issued $240 million in aggregate principal amount of 1.25% Convertible Senior Notes due in 2023, or the “Notes”. The Notes are senior unsecured obligations of our Company.

In connection with the issuance of the Notes, we entered into an indenture, dated December 27, 2018, or the “Indenture”, with U.S. Bank National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving our Company after which the Notes become automatically due and payable. The Indenture does not restrict our ability to incur additional indebtedness.

The Notes will mature on December 15, 2023, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will bear interest from December 27, 2018 at a rate of 1.25% per year payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2019. The Notes will be convertible at the option of the holders at any time prior to the close of business on September 14, 2023, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2019 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period, or the “Measurement Period”, in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate in effect on each such trading day;

•	if we call any or all of the Notes for redemption, at any time prior to the close of business on September 14, 2023; or

•	upon the occurrence of specified corporate events.

On or after September 15, 2023, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, we may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 18.8076 shares of the our common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $53.17 per share of our common stock. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

We may not redeem the Notes prior to December 20, 2021. We may redeem for cash all or any portion of the Notes, at our option, on or after December 20, 2021, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If we undergo a Fundamental Change (as defined in the Indenture), subject to certain conditions, holders may require us to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the offering of the Notes, we entered into privately negotiated capped call transactions with certain counterparties affiliated with the initial purchasers and others. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the Notes and/or offset any cash payments we are required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions is initially $89.98 per share and is subject to certain adjustments under the terms of the capped call transactions.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR

RESTATED CERTIFICATE AND RESTATED BYLAWS

The provisions of Delaware law, our restated certificate, and our restated bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by specified employee stock plans; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control. Because the Goldman Funds beneficially held more than 15% of our shares at the time we became subject to Delaware law, our restated certificate exempts the Goldman Funds and their affiliates from being an “interested stockholder” within the meaning of Section 203.

Restated Certificate and Restated Bylaw Provisions. Various provisions of our restated certificate and restated bylaws could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of Directors Vacancies. Our restated certificate and restated bylaws authorize only our board or the stockholders at a duly called meeting for that purpose to fill vacant directorships. In addition, the number of directors constituting our board is permitted to be set only by a resolution adopted by a majority of our board. These provisions would prevent a stockholder from increasing the size of our board and then gaining control of our board by filling the resulting vacancies with its own nominees.

•

Classified Board. Our restated bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•

Stockholder Action; Special Meeting of Stockholders. Under our restated bylaws, our stockholders may no longer take action by written consent, and may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board, the chairman of our board, by such other person the board expressly authorizes to call a special meeting, or by stockholders representing at least 35% of the votes entitled to be cast on any issue proposed to be considered at such special meeting.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year’s annual meeting of stockholders; provided, that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier or 60 days later than such anniversary, notice by the stockholder, to be timely, must be received not earlier than the 120th day nor later to the 90th day prior to the date of such annual meeting or, if later, the 10th day following the date we publicly disclose the date of the annual meeting. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board. Our board may utilize these shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefits plans. The existence of authorized but unissued shares of preferred stock would enable our board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. If we issue such shares without stockholder approval and in violation of limitations imposed by any stock exchange on which our stock may then be trading, our stock could be delisted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of Benefitfocus, Inc. appearing in Benefitfocus, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Benefitfocus, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act. Although this prospectus, which forms a part of the Registration Statement, contains all material information included in the Registration Statement, parts of the Registration Statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the Registration Statement, information incorporated by reference therein and its exhibits for further information about us and our common stock. The SEC maintains a website at http://www.sec.gov that contains the Registration Statement and other reports, proxy and information statements, and information that we file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above, or via our website at www.benefitfocus.com.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

Attn: Paris Cavic—Vice President and General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our Registration Statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination or completion of the offering of common stock.

We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 2013.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492 or call (843) 849-7476. These documents are also available on our website at www.benefitfocus.com under Company—Investors—Finances—SEC Filings. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting commissions, expected to be incurred by us in connection with the issuance and distribution of the common stock being registered under this Registration Statement are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$46,074
Printing and Engraving	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Transfer Agent and Registrar Fees	(1)
Miscellaneous	(1)
Total	$(1)

(1)

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the “DGCL”, provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our restated certificate and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends, stock purchase or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our restated certificate and restated bylaws each include such a provision. Expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors. Under the terms of our indemnification agreements, we will be required to indemnify each of our directors, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. We must indemnify our officers and directors against any and all (i) costs and expenses (including attorneys’ fees, expenses and charges) actually and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating or being or preparing to be a witness in a proceeding, or responding to or objecting to, a request to provide discovery in a proceeding; and (ii) judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by indemnitee in connection with, in the case of either (i) or (ii), any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, by reason of the fact that (a) such person is or was a director, officer, employee, agent or fiduciary of the Company or (b) such person is or was serving at our express written request as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification agreements also require us, if so requested, to advance within 30 days of such request any and all costs and expenses that such indemnitee incurred, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to be indemnified for such costs and expenses. Our restated bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the State of Delaware.

We are not required to provide indemnification under our indemnification agreements for certain matters, including: (i) indemnification for which the indemnitee has received payment under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (ii) indemnification related to an accounting of profits made from the purchase or sale of securities of our Company under Section 16(b) of the Exchange Act or similar provisions of state statutory or common law; or (iii) indemnification in connection with any proceedings initiated by the indemnitee, unless our board of directors authorized the proceeding prior to its initiation or the Company provides the indemnification, in its sole discretion, pursuant to powers vested in the Company under applicable law. The indemnification agreements will require us, to the extent that we maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of our Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of our Company, to cover such person by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

ITEM 16.	Exhibits.

(a) Exhibits

Exhibit Number		Incorporated by Reference (Unless Otherwise Indicated)
	Exhibit Description	Form	File No.	Exhibit	Filing Date

1.1 +	Form of Underwriting Agreement.	—	—	—	—

3.1	Restated Certificate of Incorporation of Benefitfocus, Inc.	10-K	—	3.1.3	November 12, 2013

3.2	Amended and Restated Bylaws of Benefitfocus, Inc.	8-K	—	3.2.1	September 19, 2016

4.1	Specimen Certificate for Common Stock.	S-1/A	333-190610	4.1	September 5, 2013

4.2	Form of Second Amended and Restated Investors’ Rights Agreement, dated, 2013, by and among Benefitfocus, Inc. and certain stockholders named therein.	S-1/A	333-190610	4.3	September 16, 2013

4.2.1	First Amendment to Second Amended and Restated Investors’ Rights Agreement, dated February 24, 2015, by and among Benefitfocus, Inc. and certain stockholders named therein.	10-K	—	4.3.1	February 27, 2015

4.3	Indenture, dated as of December 27, 2018, between Benefitfocus, Inc. and U.S. Bank National Association, as trustee.	8-K	—	4.1	December 28, 2018

4.4	Form of 1.25% Convertible Senior Notes due 2023 (included in Exhibit 4.3).	8-K	—	4.2	December 28, 2018

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP	—	—	—	Filed Herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	—	—	—	Filed Herewith

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)	—	—	—	Filed Herewith

24.1	Power of Attorney (included on Signature Page)	—	—	—	Filed Herewith

+	To be filed, if necessary, by amendment to the Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

(b) Financial statement schedules.

None.

ITEM 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on February 26, 2019.

Benefitfocus, Inc.

By:	/s/ Jonathon E. Dussault
Name:	Jonathon E. Dussault
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathon E. Dussault and Raymond A. August as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mason R. Holland, Jr. Mason R. Holland, Jr.	Chairman of the Board of Directors	February 26, 2019

/s/ Raymond A. August Raymond A. August	President and Chief Executive Officer (principal executive officer) and Director	February 26, 2019

/s/ Jonathon E. Dussault Jonathon E. Dussault	Chief Financial Officer (principal financial and accounting officer)	February 26, 2019

/s/ Douglas A. Dennerline Douglas A. Dennerline	Director	February 26, 2019

/s/ Joseph P. DiSabato Joseph P. DiSabato	Director	February 26, 2019

/s/ A. Lanham Napier A. Lanham Napier	Director	February 26, 2019

Signature	Title	Date

/s/ Francis J. Pelzer V Francis J. Pelzer V	Director	February 26, 2019

/s/ Stephen M. Swad Stephen M. Swad	Director	February 26, 2019

/s/ Ana M. White	Director	February 26, 2019
Ana M. White